UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 25
Jackson Center, PA 16133
(Address of principal executive offices) (zip code)

(814) 786-8849
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On October 4, 2019, we entered into an Equity Purchase Agreement dated October 3, 2019 with Green Coast Capital International SA, a Panama corporation, pursuant to which we agreed to sell, and Green Coast, or its assigns, agreed to purchase, up to Five Million Dollars ($5,000,000) of our common stock. Pursuant to the terms of the Purchase Agreement, we may issue a Put Notice directing Green Coast to purchase our common stock at a 10% discount to the lowest trade price of our common stock during the five (5) Trading Days immediately following the Clearing Date associated with our Put Notice and in an amount of the lesser of (i) $1,000,000 or (ii) 200% of the average daily trading volume of our common stock in the ten (10) Trading Days immediately preceding the date we give notice to Green Coast. We may issue multiple Put Notices to Green Coast, subject to these limitations, but we may not issue a Put Notice to Green Coast within ten (10) Trading Days of a prior Put Notice. We must have a registration statement in effect under the Securities Act that covers the resale of any shares of common stock sold to Green Coast pursuant to the Purchase Agreement.

This description of the Purchase Agreement contained in this report is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been filed as Exhibit 10.1 to this report.

Registration Rights Agreement

On October 4, 2019, in connection with the Purchase Agreement, we entered into a Registration Rights Agreement with Green Coast (the “Rights Agreement”), pursuant to which we agreed to register the resale of shares to be issued under the Purchase Agreement (as defined below).

This description of the Rights Agreement contained in this report is qualified in its entirety by reference to the full text of the Rights Agreement. The Rights Agreement has been filed as Exhibit 10.2 to this report.

Section 3 – Securities and Trading Markets

Item 3.02    Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the Equity Purchase Agreement is incorporated herein by reference.

Convertible Promissory Note

On October 3, 2019, we issued a Convertible Promissory Note in the face amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Note”), to Green Coast Capital International SA, a Panama corporation. The Note has a maturity date of October 3, 2020. The Note bears interest at the rate of twelve percent (12%) per annum and is convertible at any time into our common stock at a conversion price equal to the lowest Trading Price of our common stock during the fifteen (15) Trading Days prior to the conversion date. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 of the Securities Act of 1933, as amended. The Note can be prepaid by us at any time during the first 180 days following the Issue Date upon ten (10) days written notice to Green Coast for a cash amount equal to the sum of the then outstanding principal amount of the Note and interest.

The issuance of the Note was exempt from registration pursuant to Rule 506 of Regulation D and Section 4(a)(2) under the Securities Act of 1933, as amended. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

This description of the Note contained in this report is qualified in its entirety by reference to the full text of the Note. The Note has been filed as Exhibit 10.3 to this report.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

10.1	Equity Purchase Agreement dated October 3, 2019 with Green Coast Capital International SA

10.2	Registration Rights Agreement dated October 3, 2019 with Green Coast Capital International SA

10.3	Convertible Promissory Note dated October 3, 2019 with Green Coast Capital International SA

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: October 9, 2019	/s/ William Hartman
By: William Hartman
Its: Chief Executive Officer

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